Exhibit 21.1
Subsidiaries of the Registrant

Entity	Jurisdiction
012345 OldCo UK Ltd	United Kingdom
Affirm ABS Funding Trust I	Delaware
Affirm ABS LLC	Delaware
Affirm Asset Securitization Trust 2021-Z1	Delaware
Affirm Asset Securitization Trust 2021-Z2	Delaware
Affirm Asset Securitization Trust 2022-X1	Delaware
Affirm Asset Securitization Trust 2022-Z1	Delaware
Affirm Asset Securitization Trust 2023-A	Delaware
Affirm Asset Securitization Trust 2023-B	Delaware
Affirm Asset Securitization Trust 2023-X1	Delaware
Affirm Asset Securitization Trust 2024-A	Delaware
Affirm Asset Securitization Trust 2024-X1	Delaware
Affirm Australia Pty Ltd	Australia
Affirm Canada Holdings Ltd.	Canada
Affirm Cares	California
Affirm Financial Solutions, LLC	Delaware
Affirm Loan Asset Sales I LLC	Delaware
Affirm Loan Asset Sales II LLC	Delaware
Affirm Loan Services LLC	Delaware
Affirm Operational Loans I Trust	Delaware
Affirm Operational Loans II Trust	Delaware
Affirm Operational Loans IV Trust	Delaware
Affirm Operational Loans V Trust	Delaware
Affirm Operational Loans VI Trust	Delaware
Affirm Operational Loans VII Trust	Delaware
Affirm Operational Loans VIII Trust	Delaware
Affirm Operational Loans IX Trust	Delaware
Affirm Operational Loans X Trust	Delaware
Affirm Operational Loans XI Trust	Delaware
Affirm Opportunity Fund I LLC	Delaware
Affirm Payments, LLC	Delaware
Affirm Poland spółka z ograniczoną odpowiedzialnością	Poland
Affirm U.K. Limited	United Kingdom
Affirm, Inc.	Delaware
Butter Holdings Ltd	United Kingdom
Butter Holidays Ltd	United Kingdom
Butter SPV 1 Ltd	United Kingdom
PayBright Funding GP Inc.	Canada
Paybright Funding Limited Partnership	Canada

Returnly Holdings, LLC	Delaware
Returnly Technologies Spain, S.L.U	Spain